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Exhibit 3.5

LECG HOLDING COMPANY, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of September 29, 2000

        THE LLC INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

        THE LLC INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECURITYHOLDERS' AGREEMENT, DATED AS OF THE DATE HEREOF, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER (THE "LLC") AND CERTAIN INVESTORS, AND THE LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

ARTICLE I	CERTAIN DEFINITIONS		1
ARTICLE II	ORGANIZATIONAL MATTERS		7
	2.1	Formation	7
	2.2	The Certificate, Etc.	7
	2.3	Name	7
	2.4	Purpose	7
	2.5	Board of Directors	7
	2.6	Merger	7
	2.7	Powers of the LLC	7
	2.8	Foreign Qualifications	9
	2.9	Principal Office; Registered Office	9
	2.10	Term	9
	2.11	No State-Law Partnership	9
	2.12	No UBTI	9
ARTICLE III	UNITS; CAPITAL ACCOUNTS		9
	3.1	Unitholders	9
	3.2	Unitholder Meetings	11
	3.3	Action of Unitholders by Written Consent or Telephone Conference	12
	3.4	Issuance of Additional Units and Interests	13
	3.5	Capital Accounts	13
	3.6	Negative Capital Accounts	14
	3.7	No Withdrawal	14
	3.8	Loans From Unitholders	14
ARTICLE IV	DISTRIBUTIONS AND ALLOCATIONS		14
	4.1	Distributions	14
	4.2	Allocations	16
	4.3	Special Allocations	16
	4.4	Tax Allocations	17
	4.5	Indemnification and Reimbursement for Payments on Behalf of a Unitholder	17
ARTICLE V	BOARD OF DIRECTORS; OFFICERS		18
	5.1	Management by the Board of Directors	18
	5.2	Composition and Election of the Board of Directors	19
	5.3	Board Meetings and Actions by Written Consent	20
	5.4	Committees; Delegation of Authority and Duties	21
	5.5	Officers	21
ARTICLE VI	GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS		23
	6.1	Limitation of Liability	23
	6.2	Lack of Authority	23
	6.3	No Right of Partition	23
	6.4	Unitholders Right to Act	24
	6.5	Conflicts of Interest	24
	6.6	Transactions Between the LLC and the Unitholders	24
	6.7	Redemptions	24
ARTICLE VII	EXCULPATION AND INDEMNIFICATION		26
	7.1	Exculpation	26
	7.2	Right to Indemnification	26

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	7.3	Advance Payment	27
	7.4	Indemnification of Employees and Agents	27
	7.5	Appearance as a Witness	27
	7.6	Nonexclusivity of Rights	27
	7.7	Insurance	27
	7.8	Savings Clause	28
ARTICLE VIII	BOOKS, RECORDS, ACCOUNTING AND REPORTS		28
	8.1	Records and Accounting	28
	8.2	Fiscal Year	28
	8.3	Reports	28
	8.4	Transmission of Communications	29
	8.5	LLC Funds	29
ARTICLE IX	TAXES		29
	9.1	Tax Returns	29
	9.2	Tax Elections	29
	9.3	Tax Matters Partner	29
ARTICLE X	TRANSFER OF LLC INTERESTS		29
	10.1	Transfers by Unitholders	29
	10.2	Effect of Assignment	29
	10.3	Restriction on Transfer	30
	10.4	Transfer Fees and Expenses	30
	10.5	Void Transfers	30
ARTICLE XI	ADMISSION OF UNITHOLDERS		30
	11.1	Substituted Unitholders	30
	11.2	Additional Unitholders	30
	11.3	Optionholders	30
ARTICLE XII	WITHDRAWAL AND RESIGNATION OF UNITHOLDERS		31
	12.1	Withdrawal and Resignation of Unitholders	31
	12.2	Withdrawal of a Unitholder	31
ARTICLE XIII	DISSOLUTION AND LIQUIDATION		31
	13.1	Dissolution	31
	13.2	Liquidation and Termination	31
	13.3	Cancellation of Certificate	32
	13.4	Reasonable Time for Winding Up	32
	13.5	Return of Capital	32
ARTICLE XIV	VALUATION		32
	14.1	Determination	32
	14.2	Fair Market Value	32
ARTICLE XV	GENERAL PROVISIONS		33
	15.1	Power of Attorney	33
	15.2	Amendments	33
	15.3	Title to LLC Assets	33
	15.4	Remedies	34
	15.5	Successors and Assigns	34
	15.6	Severability	34
	15.7	Incorporation of the LLC	34
	15.8	Opt-in to Article 8 of the Uniform Commercial IRC	34

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15.9	Notice to Unitholder of Provisions	34
15.10	Counterparts	35
15.11	Consent to Jurisdiction	35
15.12	Descriptive Headings; Interpretation	35
15.13	Applicable Law	35
15.14	Addresses and Notices	35
15.15	Creditors	36
15.16	Waiver	36
15.17	Further Action	36
15.18	Offset	36
15.19	Entire Agreement	36
15.20	Delivery by Facsimile	36
15.21	Survival	36

iii

LECG HOLDING COMPANY, LLC
LIMITED LIABILITY COMPANY AGREEMENT

        This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), dated as of September 29, 2000, is entered into by and among LECG Holding Company, LLC (the "LLC") and the Unitholders set forth on Schedule A attached hereto.

        In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        Capitalized terms used but not otherwise defined herein shall have the following meanings:

        "Additional Unitholder" means a Person admitted to the LLC as a Unitholder pursuant to Section 11.2.

        "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance shall be

          (i)    reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and

          (ii)   increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the LLC pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

        "Affiliate" means, with respect to any particular Person (i) any other Person controlling, controlled by, or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise, and (ii) if the particular Person is a partnership, any partner thereof.

        "Agreement" has the meaning set forth in the preamble to this Agreement.

        "Articles" means the LLC's Articles of Organization as filed with the Secretary of State of California.

        "Assignee" means a Person to whom an LLC Interest has been transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, but who has not become a Unitholder pursuant to Article X.

        "Board" means the Board of Directors of the LLC established pursuant to Section 5.2.

        "Book Value" means, with respect to any property of the LLC, the LLC's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

        "Buy-Sell Agreement" means the Buy-Sell Agreement dated as of the date hereof, among the LLC and the Persons named on the signature pages attached thereto.

        "California Act" means the Beverly-Killea Limited Liability Company Act (California Corporations Code sections 17000-17705), including amendments thereto from time to time and any successor to the California Act.

        "Capital Account" means the capital account maintained for a Unitholder pursuant to Section 3.5.

        "Capital Contributions" means any cash, cash equivalents, promissory obligations, or the Fair Market Value of other property which a Unitholder contributes or is deemed to have contributed to the LLC with respect to any Unit pursuant to Sections 3.1 or 3.4.

        "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Units by the LLC or any Unitholders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the Unitholders of Common Units and Class A Preferred Units as of the date of the Purchase Agreement, owning more than fifty (50%) of the Common Units outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances. For purposes of the foregoing definition, references to the LLC shall include the LLC's successor in connection with an incorporation pursuant to Section 15.7 below.

        "Class A Preferred Unit" or "Preferred Unit" means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Class A Preferred Units in this Agreement.

        "Class A Unpaid Yield" means, with respect of any Class A Preferred Unit, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class A Yield accrued on such Class A Preferred Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the LLC that constitute payment of Class A Yield.

        "Class A Unreturned Stated Value" means, with respect to any Class A Preferred Unit, as of any date, an amount equal to the Stated Value as to such Class A Preferred Unit reduced by all Distributions made by the LLC that constitute a return of Class A Unreturned Stated Value under Section 4.1(b)(ii).

        "Class A Yield" means, with respect of each Class A Preferred Unit, the amount accruing on such Class A Preferred Unit on a daily basis, at the rate of 8% per annum, compounded on the last day of each calendar quarter, on (a) the Class A Unreturned Stated Value of such Class A Preferred Unit plus (b) as the case may be, the Class A Unpaid Yield thereon for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of the Class A Yield with respect to such Class A Preferred Unit for the portion of the quarterly period elapsing before such Distribution is made shall be taken into account in determining the amount of such Distribution. The Class A Yield shall be payable in cash or additional Class A Preferred Units (valued at Stated Value), at the LLC's option. The Class A Yield shall accrue whether or not there are profits, surplus or other funds of the LLC legally available for the payment thereof.

        "Common Unit" means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Common Units in this Agreement; provided that a "Common Unit" shall be entitled to vote but shall not have any other rights hereunder (including the right to receive Distributions and allocations hereunder) until such time as such Unit is fully vested in accordance with the terms and conditions set forth in the Senior Management Agreements, the Buy-Sell Agreement or other agreement pursuant to which such Unit was issued (to the extent such agreement provides for vesting), and all such unvested Common Units shall be deemed to be outstanding and shall be subject to the obligations and restrictions applicable to the Common Units hereunder.

        "Common Unitholder" means a holder of Common Units.

        "Credit Agreement" means the Credit Agreement among the LLC, First Union National Bank and a syndicate of other lenders, dated as of the date hereof, together will all related documents executed and delivered by the LLC in connection therewith.

        "Director" means a current director on the Board, who, for purposes of the California Act, will be deemed a "manager" (as defined in the California Act) but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.

        "Distribution" means each distribution made by the LLC to a Unitholder, whether in cash, property or securities of the LLC and whether by liquidating distribution, redemption, repurchase, or otherwise; provided that any recapitalization or exchange or conversion of securities of the LLC, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units shall not be deemed a Distribution.

        "Equity Securities" means (i) Units or other equity interests in the LLC or a corporate successor (including other classes or groups thereof having such relative rights, powers, and duties as may from time to time be established by the Board, including rights, powers, and/or duties senior to existing classes and groups of Units and other equity interests in the LLC), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into Units or other equity interests in the LLC, and (iii) warrants, options, or other rights to purchase or otherwise acquire Units or other equity interests in the LLC.

        "Event of Withdrawal" means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Unitholder in the LLC.

        "Expiration Date" shall have the meaning set forth in Section 6.7(k).

        "Family Group" means a Unitholder's spouse and the Unitholder's or the Unitholder's spouse's descendants (whether natural or adopted) and any trust, family limited partnership or family limited liability company solely for the benefit of the Unitholder and/or their respective the Unitholder's spouse and/or descendants.

        "Fair Market Value" means, with respect to any asset or equity interest, its fair market value determined according to Article XIV.

        "Fiscal Quarter" means each calendar quarter ending March 31, June 30, September 30, and December 31.

        "Fiscal Year" means the LLC's annual accounting period established pursuant to Section 8.2.

        "Fundamental Change" means (i) any sale or transfer of more than fifty percent (50%) of the assets of the LLC and its Subsidiaries on a consolidated basis (measured either by book value in accordance with GAAP or by Fair Market Value) in any transaction or series of transactions (other than sales in the ordinary course of business) and (ii) any merger or consolidation to which the LLC is a party, except for a merger in which (A) the LLC is the surviving corporation, (B) the rights and preferences of the Class A Preferred Units are not changed and the Class A Preferred Units are not exchanged for cash, securities or other property, and (C) after giving effect to such merger, the Unitholders of the LLC's outstanding capital stock who possess a majority of the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to the merger shall continue to own the LLC's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board. For purposes of the foregoing definition, references to the LLC shall include the LLC's successor in connection with an incorporation pursuant to Section 15.7 below.

        "GAAP" means generally acceptable accounting principles, consistently applied.

        "Governmental Entity" means the United States of America or any other nation, any state, local or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any Governmental Entity.

        "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 120 days past due), and (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit).

        "IRC" means the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations. Such term shall, at the Board's sole discretion, be deemed to include any future amendments to the IRC and any corresponding provisions of succeeding IRC provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary; provided, however, that if they are discretionary, the term "IRC" shall not include them if including them would have a material adverse effect on any Unitholder).

        "Liens" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the LLC, any Subsidiary or any Affiliate thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the LLC, any Subsidiary or any Affiliate under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

        "Liquidation Value" shall have the meaning set forth in Section 6.7(a).

        "LLC" means LECG Holding Company, LLC, a California limited liability company.

        "LLC Interest" means the interest of a Unitholder in Profits, Losses, and Distributions.

        "Losses" means items of LLC loss and deduction determined according to Section 3.5.

        "Minimum Gain" means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

        "Officers" means each person designated as an officer of the LLC to whom authority and duties have been delegated pursuant to Section 5.5, subject to Section 5.6 and any resolution of the Board appointing such person as an officer or relating to such appointment.

        "Permitted Transferee" means (i) with respect to any Unitholder who is a natural person, a member of such Unitholder's Family Group, and (ii) with respect to any Unitholder which is an entity, any of such Unitholder's Affiliates.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency, or political subdivision thereof.

        "Preferred Units" means the Class A Preferred Units.

        "Proceeding" has the meaning set forth in Section 7.2.

        "Profits" means items of LLC income and gain determined according to Section 3.5.

        "Public Offering" means any sale of the common equity securities of the LLC (or a successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common equity securities as consideration for a merger or acquisition, and (ii) any issuance of common equity securities or rights to acquire common equity securities to employees of the LLC or its Subsidiaries as part of an incentive or compensation plan.

        "Public Sale" means any sale of Equity Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act (other than Rule 144(k) prior to a Public Offering).

        "Purchase Agreement" means that certain Purchase Agreement, dated as of the date hereof among the LLC, LECG, Inc., TCEP and the other Persons listed on the signature pages attached thereto.

        "Redemption Date" means, as to any Class A Preferred Unit, the date specified in the notice of any redemption at the LLC's option or at any Unitholder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Class A Preferred Unit is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

        "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the date hereof among the LLC and the Unitholders named therein.

        "Regulatory Allocations" has the meaning set forth in Section 4.3(e).

        "Required Interest" means a majority of the outstanding Common Units.

        "Securities" means notes, stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, partnership interests, beneficial interests in trusts, collateral-trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for securities, certificates of equity interests, notional principal contracts and certificates of interest or participation in, temporary or interim certificates for, receipts for or warrants or rights or options to subscribe to or purchase or sell any of the foregoing, and any other items commonly referred to as securities.

        "Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

        "Securityholders' Agreement" means the Securityholders' Agreement, dated as of the date hereof, by and among the LLC, TCEP (or an Affiliate thereof) and the other Persons party thereto from time to time, as the same may be amended from time to time.

        "Senior Management Agreements" means the Senior Management Agreements entered into from time to time between the LLC and its senior executives.

        "Stated Value" means, with respect to each Class A Preferred Unit, $1,000.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the LLC.

        "Substituted Unitholder" means a Person that is admitted as a Unitholder to the LLC pursuant to Section 11.1.

        "Tax Distribution" has the meaning set forth in Section 4.1(b).

        "Tax Matters Partner" has the meaning set forth in Section 9.3.

        "Taxable Year" means the LLC's Fiscal Year unless the Board determines otherwise in compliance with applicable laws.

        "TCEP" means (i) TCEP/LECG Funding Corporation, a Delaware corporation, and (ii) any Affiliate of TCEP which purchases Units pursuant to the Purchase Agreement and which becomes an Additional Unitholder pursuant to Section 11.2.

        "TCEP Equity" means (i) the Class A Preferred Units and Common Units initially issued to TCEP or its Affiliates pursuant to the Purchase Agreement, and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of Unit split, Unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting TCEP Equity, such securities shall cease to be TCEP Equity when they have been (a) disposed of in a Public Offering, (b) disposed of in a Public Sale, or (c) repurchased or redeemed by the LLC or any Subsidiary thereof in accordance with this Agreement.

        "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates, and other documents to be entered into or delivered by any Unitholder in connection with the transactions contemplated to be consummated pursuant to this Agreement, the Purchase Agreement, and any other agreements related to the foregoing.

        "Transfer" means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including, without limitation, by operation of law) or the acts thereof, but explicitly excluding conversions of one class of Unit to another class of Unit. The terms "Transferee," "Transferred," and other forms of the word "Transfer" shall have correlative meanings.

        "Treasury Regulations" means the income tax regulations promulgated under the IRC and effective as of the date hereof. Such term shall, at the Board's sole discretion, be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary; provided, however, that if they are discretionary, the term "Treasury Regulations" shall not include them if including them would have a material adverse effect on any Unitholder).

        "Unit" means an LLC Interest of a Unitholder or an Assignee in the LLC representing a fractional part of the LLC Interests of all Unitholders and Assignees and shall include Class A Preferred Units and Common Units; provided that any class or group of Units issued shall have relative rights, powers, and duties set forth in this Agreement and the LLC Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers, and duties set forth in this Agreement.

        "Unitholder" means any owner of one or more Units as reflected on the LLC's books and records, and any person admitted to the LLC as an Additional Unitholder or Substituted Unitholder; but only for so long as such person is shown on the LLC's books and records as the owner of one or more Units.

        "Unitholder Group" has the meaning set forth in Section 6.5.

ARTICLE II

ORGANIZATIONAL MATTERS

        2.1    Formation.    The LLC has been organized as a California limited liability company by the filing with the Secretary of State of the State of California of the Articles under and pursuant to the California Act and shall be continued in accordance with this Agreement.

        2.2    The Articles, Etc.    The Articles were filed with the Secretary of State of the State of California on August 10, 2000. The Unitholders hereby agree to execute, file and record all such other certificates and documents, including amendments to the Articles, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of California and any other jurisdiction in which the LLC may own property or conduct business.

        2.3    Name.    The name of the LLC shall be "LECG Holding Company, LLC" The Board in its sole discretion may change the name of the LLC at any time and from time to time. Notification of any such change shall be given to all Unitholders. The LLC's business may be conducted under its name and/or any other name or names deemed advisable by the Board.

        2.4    Purpose.    The purpose and business of the LLC shall be to engage in any lawful act or activity which may be conducted by a limited liability company formed pursuant to the California Act and engaging in all activities necessary or incidental to the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the LLC to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of California.

        2.5    Agreements of the LLC.    Subject to the provisions of this Agreement, the Securityholders' Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby, (i) the LLC may, with the approval of the Board (without any further act, vote or approval of any Unitholder) or at the direction of a majority of the holders of each class of Units (voting separately as a class) enter into and perform under any and all documents, agreements and instruments, and (ii) the Board may authorize any Person (including any Unitholder or Officer) to enter into and perform under any document, agreement or instrument on behalf of the LLC.

        2.6    Merger.    Subject to the provisions of this Agreement, the LLC may, with the approval of the Board which shall include the TCEP Representatives (as defined in the Securityholders' Agreement) and without the need for any further act, vote or approval of any Unitholder, merge with, or consolidate into, another limited liability company (organized under the laws of California or any other state), a corporation (organized under the laws of California or any other state) or other business entity regardless of whether the LLC or such other entity is the survivor.

        2.7    Powers of the LLC.    Subject to the provisions of this Agreement and the agreements contemplated hereby, the LLC shall have the power and authority, as approved by the Board, to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.4, including the power:

        (a)   to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the California Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the LLC;

        (b)   to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the LLC;

        (c)   to enter into, perform and carry out contracts of any kind, including contracts with any Unitholder or any Affiliate thereof, or any agent of the LLC necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the LLC;

        (d)   to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a Unitholder or appointed as a Director thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any Governmental Entity;

        (e)   to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

        (f)    to sue and be sued, complain and defend, and participate in administrative or other proceedings in its name;

        (g)   to appoint employees and agents of the LLC and define their duties and fix their compensation;

        (h)   to indemnify any Person in accordance with the California Act and to obtain any and all types of insurance;

        (i)    to cease its activities and cancel its Articles;

        (j)    to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the LLC;

        (k)   to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the LLC or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the LLC;

        (l)    to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the LLC or to hold such proceeds against the payment of contingent liabilities; and

        (m)  to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the LLC.

        2.8    Foreign Qualification.    Prior to the LLC's conducting business in any jurisdiction other than California, the Board shall cause the LLC to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the LLC as a foreign limited liability company in that jurisdiction. At the request of the Board or any Officer, each Unitholder shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the LLC as a foreign limited liability company in all such jurisdictions in which the LLC may conduct business.

        2.9    Principal Office; Registered Office.    The principal office of the LLC shall be located at 2000 Powell Street, Suite 600, Emeryville, California or at such other place as the Board may from time to time designate, and all business and activities of the LLC shall be deemed to have occurred at its principal office. The LLC may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Unitholders. The registered office of the LLC required by the California Act to be maintained in the State of California shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the LLC) as the Board may designate from time to time in the manner provided by law. The registered agent of the LLC in the State of California shall be the initial registered agent named in the Articles or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

        2.10    Term.    The term of the LLC commenced upon the filing of the Articles in accordance with the California Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XIII.

        2.11    No State-Law Partnership.    The Unitholders intend that the LLC not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement (except for tax purposes as set forth in the last sentence of this Section 2.11), and neither this Agreement nor any other document entered into by the LLC or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the LLC shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Unitholder and the LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Without the consent of the Required Interests, the LLC shall not make an election to be treated as a corporation for federal income tax purposes pursuant to Treasury Regulation 301.7701-3 (or any successor regulation or provision) and, if applicable, state and local income tax purposes.

        2.12    No UBTI.    The LLC shall not engage in any transaction which is reasonably likely to cause TCEP or any of its limited partners which are exempt from income taxation under Section 501(a) of the IRC to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the IRC.

ARTICLE III

UNITS; CAPITAL ACCOUNTS

        3.1    Unitholders.

        (a)   Each Person named on Schedule A attached hereto has made Capital Contributions to the LLC as set forth on Schedule A in exchange for the Units specified thereon, and each Unitholder's initial Capital Account established pursuant to such Capital Contributions is set forth on Schedule A. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. The LLC and each Unitholder shall file all tax returns, including any schedules thereto, in a manner consistent with such initial Capital Accounts. Each Person listed on Schedule A upon (i) his, her or its execution of this Agreement or a counterpart thereto and (ii) receipt (or deemed receipt) by the LLC of such Person's Capital Contribution as set forth on Schedule A, is hereby admitted to the LLC as a Unitholder of the LLC. Each Unitholder's interest in the LLC, including such LLC's interest in Profits, Losses and Distributions of the LLC and the right to vote on certain matters as provided in this Agreement, shall be represented by the Units owned by such Unitholder. The ownership of Units shall entitle each Unitholder to allocations of Profits and Losses and other items and distributions of cash and other property as set forth in Article IV hereof. The Board may in its discretion issue certificates to the Unitholders representing the Units held by each Unitholder.

        (b)    Representations and Warranties of Unitholders.    Each Unitholder hereby represents and warrants to the LLC and acknowledges that: (i) such Unitholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto; (ii) such Unitholder has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the LLC and has had answered to such Unitholder's satisfaction any and all questions regarding such information; (iii) such Unitholder is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time; (iv) such Unitholder is acquiring interests in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (v) the interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (vi) to the extent applicable, the execution, delivery and performance of this Agreement have been duly authorized by such Unitholder and do not require such Unitholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Unitholder or other governing documents or any agreement or instrument to which such Unitholder is a party or by which such Unitholder is bound; (vii) the determination of such Unitholder to purchase interests in the LLC has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase, which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder and (viii) this Agreement is valid, binding and enforceable against such Unitholder in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally.

        (c)    No Liability of Unitholders.

          (i)    No Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Unitholder shall have any personal liability whatsoever in such Unitholder's capacity as a Unitholder, whether to the LLC, to any of the other Unitholders, to the creditors of the LLC or to any other third party, for the debts, liabilities, commitments or any other obligations of the LLC or for any losses of the LLC. Each Unitholder shall be liable only to make such Unitholder's Capital Contribution to the LLC and the other payments provided expressly herein.

          (ii)   Distribution. In accordance with the California Act and the laws of the State of California, a Unitholder of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Unitholder. It is the intent of the Unitholders that no distribution to any Unitholder pursuant to Article IV hereof shall be deemed a return of money or other property paid or distributed in violation of the California Act. The payment of any such money or distribution of any such property to a Unitholder shall be deemed to be a compromise within the meaning of the California Act, and the Unitholder receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Unitholder is obligated to make any such payment, such obligation shall be the obligation of such Unitholder and not of any other Unitholder.

        3.2    Unitholder Meetings.

        (a)    Voting of Unitholders.    The holders of the Required Interest, whether present in person or by proxy, shall constitute a quorum at any meeting of the Unitholders for the transaction of business. With respect to any matter brought before any Unitholders' meeting at which a quorum is present, other than a matter for which the affirmative vote of the holders of a specified portion of all Unitholders entitled to vote is required by the California Act or by this Agreement, the affirmative vote of the Unitholders holding a majority of the Common Units present or represented at the meeting (whether in person or by proxy), shall be the act of the Unitholders.

        (b)    Place.    All meetings of the Unitholders shall be held at the principal place of business of the LLC or at such other place within or without the State of California as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Unitholders may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 3.3(d).

        (c)    Adjournment.    The chairman of the meeting or the Unitholders of a majority of the Common Units represented at the meeting shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If, however, a quorum shall not be present or represented at any meeting of the Unitholders, the Unitholders holding a majority of the Common Units present or represented at the meeting, shall have the power to adjourn the meeting without notice other than an announcement at the meeting, until a quorum shall be present or represented. Upon the resumption of such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Unitholder of record entitled to vote at the meeting.

        (d)    Annual Meeting.    An annual meeting of the Unitholders, for the election of the Directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of California, on such date and at such time as the Board shall fix and set forth in the notice of the meeting, which date shall be within thirteen months subsequent to the date of organization of the LLC or the last annual meeting of Unitholders, whichever most recently occurred.

        (e)    Special Meetings.    Special meetings of the Unitholders for any proper purpose or purposes may be called at any time by the Board or the Unitholders holding the Required Interest. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Unitholders entitled to call a special meeting is the date any Unitholder first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Unitholders.

        (f)    Notice.    A written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than one or more than 30 days before the date of the meeting, either personally, by mail or by facsimile, by or at the direction of the Board or the Unitholders calling the meeting to each Unitholder. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Unitholder at its address provided for in the LLC's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        (g)    Record Date.    The date on which notice of a meeting of Unitholders is mailed or the date on which the resolution of the Board declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Unitholders entitled to notice of or to vote at such meeting (including any adjournment thereof) or the Unitholders entitled to receive such distribution.

        (h)    Proxies.    A Unitholder may vote either in person or by proxy executed in writing by the Unitholder. A telegram, telex, cablegram or similar transmission by the Unitholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unitholder shall be treated as an execution in writing for purposes of this Section 3.2(i). Proxies for use at any meeting of Unitholders or in connection with the taking of any action by written consent pursuant to Section 3.3 shall be filed with the Secretary of the LLC, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Secretary of the LLC, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the LLC shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.

        (i)    Conduct of Unitholder Meetings.    All meetings of the Unitholders shall be presided over by the chairman of the meeting, who shall be one of the Chairman or Vice Chairman (or a representative thereof). The chairman of any meeting of Unitholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

        (j)    Voting Rights.    The holders of the Common Units shall be entitled to notice of all Unitholder meetings in accordance with this Agreement, and except as otherwise required by law, the holders of the Common Units shall be entitled to vote on all matters submitted to the Unitholders for a vote with each Common Unit entitled to one vote. Except as otherwise required by this Agreement or by law, the holders of Class A Preferred Units shall not be entitled to a vote on matters submitted to the Unitholders for a vote.

        3.3    Action of Unitholders by Written Consent or Telephone Conference.

        (a)    Written Consent in Lieu of Meeting.    Any action required or permitted to be taken at any annual or special meeting of Unitholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Unitholder or Unitholders holding not less than the minimum percentages of Units that would be necessary to take such action at a meeting at which all Unitholders entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Unitholder who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the LLC in the manner required by this Section 3.3(a), a consent or consents signed by the Unitholder or Unitholders holding not less than the minimum Units that would be necessary to take the action that is the subject of the consent are delivered to the LLC by delivery to its registered office, its principal place of business or the chief executive officer. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the LLC's principal place of business shall be addressed to the chief executive officer. A telegram, telex, cablegram or similar transmission by a Unitholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Unitholder, shall be regarded as signed by the Unitholder for purposes of this Section 3.3(a). Prompt notice of the taking of any action by Unitholders without a meeting by less than unanimous written consent shall be given to those Unitholders who did not consent in writing to the action.

        (b)    Record Date for Written Consent in Lieu of Meeting.    The record date for determining Unitholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the LLC by delivery to its registered office, its principal place of business, or the chief executive officer. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the LLC's principal place of business shall be addressed to the chief executive officer.

        (c)    Filings.    If any action by Unitholders is taken by written consent, any certificate or documents filed with the Secretary of State of California as a result of the taking of the action shall state, in lieu of any statement required by the California Act concerning any vote of Unitholders, that written consent has been given in accordance with the provisions of the California Act and that any written notice required by the California Act has been given.

        (d)    Telephone Conference.    Unitholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        3.4    Issuance of Additional Units and Interests.    Subject to compliance with the provisions of this Agreement, the Purchase Agreement and the Securityholders' Agreement, the Board shall have the right to cause the LLC to issue or sell to any Person (including Unitholders and Affiliates) additional Equity Securities. Subject to the provisions of this Agreement, the Board shall determine the terms and conditions governing the issuance of such additional Equity Securities, including the number and designation of such additional Equity Securities, the preference (with respect to distributions, liquidations, or otherwise) over any other Units and any required contributions in connection therewith. Any Person who acquires Units may be admitted to the LLC as a Unitholder pursuant to the terms of Section 11.2 hereof. If any Person acquires additional Units or other interests in the LLC or is admitted to the LLC as an additional Unitholder, Schedule A shall be amended to reflect such additional issuance and/or Unitholder, as the case may be.

        3.5    Capital Accounts.

        (a)   The LLC shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the LLC may (in the discretion of the Board), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of LLC property. Without limiting the foregoing, each Unitholder's Capital Account shall be adjusted:

          (i)    by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

          (ii)   by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the LLC of Units;

          (iii)  by adding any Profits allocated in favor of such Unitholder and subtracting any Losses allocated in favor of such Unitholder; and

          (iv)  by deducting any Distributions paid in cash or other assets to such Unitholder by the LLC on Units.

        (b)   For purposes of computing the amount of any item of LLC income, gain, loss, or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for this purpose); provided that:

          (i)    The computation of all items of income, gain, loss, and deduction shall include those items described in IRC Section 705(a)(l)(B) or IRC Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

          (ii)   If the Book Value of any LLC property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

          (iii)  Items of income, gain, loss, or deduction attributable to the disposition of LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

          (iv)  Items of depreciation, amortization, and other cost recovery deductions with respect to LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

          (v)   To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to IRC Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

        3.6    Negative Capital Accounts.    No Unitholder shall be required to pay to any other Unitholder or the LLC any deficit or negative balance which may exist from time to time in such Unitholder's Capital Account (including upon and after dissolution of the LLC).

        3.7    No Withdrawal.    No Person shall be entitled to withdraw any part of such Person's Capital Contributions or Capital Account or to receive any Distribution from the LLC, except as expressly provided herein or in the other agreements referred to herein.

        3.8    Loans From Unitholders.    Loans by Unitholders to the LLC shall not be considered Capital Contributions. If any Unitholder shall loan funds to the LLC in excess of the amounts required hereunder to be contributed by such Unitholder to the capital of the LLC, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of the LLC to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

ARTICLE IV

DISTRIBUTIONS AND
ALLOCATIONS

        4.1    Distributions.    Except as otherwise set forth in this Section 4.1, and subject to the provisions of Section 18-607 of the Act, the Board may in its sole discretion make Distributions at any time or from time to time. All Distributions shall be made pursuant to this Section 4.1.

        (a)    Class A Preferred Yield.    So long as any Class A Preferred Units remain outstanding, the LLC shall distribute, at least annually and at any other time the LLC makes a Distribution under Section 4.1(b) or Section 4.1(e), to the Unitholders holding Class A Preferred Units, the Class A Unpaid Yield on such Class A Preferred Units, payable, at the option of the LLC, in cash or additional Class A Preferred Units (valued at the Stated Value). No Distribution or any portion thereof may be made pursuant to Section 4.1(b) below until the entire amount of the Class A Unpaid Yield on the outstanding Class A Preferred Units as of the time of such Distribution has been paid in full.

        (b)    Cash Distributions.    After the entire amount of the Class A Unpaid Yield on the outstanding Class A Preferred Units as of the time of such Distribution has been paid in full, and to the extent that funds are legally available therefor and would not impair the liquidity of the LLC with respect to working capital, capital expenditure, debt service, reserves or otherwise and would not be prohibited under any credit facility to which the LLC or any Subsidiary is a party, all Distributions shall be made only in the following order and priority:

          (i)    First,    to all Unitholders as a Tax Distribution pursuant to Section 4.1(c);

          (ii)    Second,    to the Unitholders holding Class A Preferred Units, an amount equal to the aggregate Class A Unreturned Stated Value with respect to such Units (in the proportion that each Unitholder's share of aggregate Class A Unreturned Stated Value with respect to such Class A Preferred Units bears to the aggregate amount of Class A Unreturned Stated Value with respect to all Class A Preferred Units) until each such Unitholder has received Distributions in respect of such Unitholder's Class A Preferred Units in an amount equal to the aggregate Class A Unreturned Stated Value with respect to such Unitholder's Class A Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to Section 4.1(b)(iii) below until the entire amount of Class A Unreturned Stated Value with respect to the outstanding Class A Preferred Units as of the time of such Distribution has been paid in full; and

          (iii)    Third,    to the Unitholders holding Common Units, all remaining amounts (pro rata according to their ownership of Common Units immediately prior to such Distribution).

        (c)    Tax Distributions.    Notwithstanding any other provision herein to the contrary, so long as the LLC is treated as a partnership for federal and state income tax purposes, the LLC shall use its best efforts to make distributions to each Unitholder on earlier of (i) the date on which Distributions are made pursuant to Section 4.1(b)(i), or (ii) a date within 15 days after the end of each Fiscal Quarter of the LLC, to the extent that funds are legally available therefor and would not impair the liquidity of the LLC with respect to working capital, capital expenditures, debt service, reserves, or otherwise and would not be prohibited under any credit facility to which the LLC or any Subsidiary is a party, an amount of cash (a "Tax Distribution") which in the good faith judgment of the Board equals the excess, if any, of (i) the product of (x) the amount of taxable income allocable to the Unitholder in respect of the period beginning on the date hereof and ending at the close of such Fiscal Quarter, multiplied by (y) the combined maximum federal, state, and local income tax rate to be applied with respect to such taxable income (calculated by using the highest maximum combined marginal federal, state, and local income tax rates to which any Unitholder may be subject and taking into account the deductibility of state income tax for federal income tax purposes) for such period (making an appropriate adjustment for any rate changes that take place during such period) over (ii) all prior distributions made to such Unitholder pursuant to this subsection (b) and subsection (a) above.

        (d)    Persons Receiving Distributions.    Each Distribution shall be made to the Persons shown on the LLC's books and records as Unitholders as of the date of such Distribution; provided, however, that any transferor and transferee of Units may mutually agree as to which of them should receive payment of any Distribution under this Section 4.1.

        (e)    Distributions upon Sale of the LLC.    In the event of a sale or exchange by the Unitholders of all or substantially all of the Units held by the Unitholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each Unitholder shall receive in exchange for the Units held by such Unitholder the same portion of the aggregate consideration from such sale or exchange that such Unitholder would have received if such aggregate consideration had been distributed by the LLC in accordance with the provisions of Section 4.1(b) (including any distributions of Class A Preferred Units to be made under Section 4.1(a) with respect to any Class A Unpaid Yield). Each holder of Units shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the LLC.

        4.2    Allocations.    Except as otherwise provided in Section 4.3, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders that hold fully vested Units in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder's share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)), and (iii) such Unitholder's partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)), as nearly as possible, shall be equal to the respective net amounts, positive or negative, which would be distributed to them, determined as if the LLC were to (i) liquidate the assets of the LLC for an amount equal to their Book Value, and (ii) distribute the proceeds of liquidation pursuant to Section 13.2. The Board shall be authorized to provide for allocations of Profits and Losses to the extent the Board reasonably determines as necessary to reflect the distribution of priorities set forth in Section 4.1.

        4.3    Special Allocations.

        (a)   Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(3)), Profits for such Fiscal year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(i)(4).

        (b)   If there is a net decrease in Minimum Gain during any Fiscal Year, each Unitholder shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

        (c)   If any Unitholder that unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.3(c) and 4.3(d) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

        (d)   Profits and Losses shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k), and (m).

        (e)   The allocations set forth in Sections 4.3(a)-(d) (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the LLC or make LLC distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction, and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction, and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero.

        4.4    Tax Allocations.

        (a)   The income, gains, losses, deductions, and credits of the LLC will be allocated, for federal, state, and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions, and credits among the Unitholders for computing their Capital Accounts; except that, if any such allocation is not permitted by the IRC or other applicable law, then the LLC's subsequent income, gains, losses, deductions, and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

        (b)   Items of LLC taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the LLC shall be allocated among the Unitholders in accordance with IRC Section 704(c) so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its Book Value.

        (c)   If the Book Value of any LLC asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under IRC Section 704(c).

        (d)   Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

        (e)   Allocations pursuant to this Section 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or Unit of Profits, Losses, Distributions, or other LLC items pursuant to any provision of this Agreement.

        4.5    Indemnification and Reimbursement for Payments on Behalf of a Unitholder.    If the LLC is required by law to make any payment that is specifically attributable to a Unitholder or a Unitholder's status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder shall indemnify the LLC in full for the entire amount paid (including interest, penalties and related expenses). The LLC may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.5, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to 10% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law).

ARTICLE V

BOARD OF DIRECTORS; OFFICERS

        5.1    Management by the Board of Directors.

        (a)    Unitholders Elect Board.    The Unitholders shall not manage or control the business and affairs of the LLC, except for situations in which the approval of the Unitholders is required by this Agreement or by non-waivable provisions of applicable law. The Board shall be elected by the Unitholders pursuant to Section 5.2(a) and pursuant to the Securityholders' Agreement.

        (b)    Authority of Board of Directors.

            (i)  Except for situations in which the approval of the Common Unitholders is otherwise required pursuant to this Agreement, the Securityholders' Agreement or the California Act, subject to the provisions of Section 5.1(b)(ii), (A) the powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed under the direction of, the Board and (B) the Board may make all decisions and take all actions for the LLC not otherwise provided for in this Agreement, including the following:

            (A)  entering into, making and performing contracts, agreements and other undertakings binding the LLC that may be necessary, appropriate or advisable in furtherance of the purposes of the LLC and making all decisions and waivers thereunder;

            (B)  maintaining the assets of the LLC in good order;

            (C)  collecting sums due the LLC;

            (D)  opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

            (E)  to the extent that funds of the LLC are available therefor, paying debts and obligations of the LLC;

            (F)  acquiring, utilizing for LLC purposes and disposing of any asset of the LLC;

            (G)  hiring and employing executives, Officers, supervisors and other personnel;

            (H)  selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants;

            (I)   entering into guaranties on behalf of the LLC's Subsidiaries;

            (J)   obtaining insurance for the LLC;

            (K)  determining distributions of cash and other property of the LLC as provided in Article IV;

            (L)  establishing reserves for commitments and obligations (contingent or otherwise) of the LLC; and

            (M) establishing a seal for the LLC.

           (ii)  The Board may act (a) by resolutions adopted at a meeting and by written consents pursuant to Section 5.3, (b) by delegating power and authority to committees pursuant to Section 5.4, and (c) by delegating power and authority to any Officer pursuant to Section 5.5(a).

          (iii)  Each Unitholder acknowledges and agrees that no Director shall, as a result of being a Director (as such), be bound to devote all of his business time to the affairs of the LLC, and that he and his Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures.

        (c)    Officers.    The management of the business and affairs of the LLC by the Officers and the exercising of their powers shall be conducted under the supervision of and subject to the approval of the Board.

        5.2    Composition and Election of the Board of Directors.

        (a)    Number and Election.    The number of Directors on the Board shall be initially established at eleven (11). Thereafter, the number of Directors shall be established from time to time by resolution of the Board. The Directors shall be elected from time to time by the holders of a majority of the Common Units present or represented by proxy at any meeting of Unitholders. The Directors shall be elected in this manner, except as provided in Section 5.2(d). The provisions contained in this Section 5.2 shall be subject to the terms and conditions of the Securityholders' Agreement, as amended from time to time.

        (b)    Term.    Members of the Board shall serve until their resignation, death or removal or the election of their successors in accordance with the terms hereof. Members of the Board need not be Unitholders and need not be residents of the State of California. A member of the Board may resign as such by delivering his, her or its written resignation to the LLC at the LLC's principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        (c)    Removal and Resignation.    Subject to the provisions of the Securityholders' Agreement, any Director or the entire Board may be removed at any time, with or without cause, by the holders of the Required Interest. Whenever the holders of any class or series or Units are entitled to elect one or more Directors by the provisions of the Securityholders' Agreement, the provisions of this section shall apply, in respect to the removal without cause of a Director or Directors so elected, to the vote of the holders of the outstanding Units of that class or series and not to the vote of the outstanding Units as a whole.

        (d)    Vacancies.    Subject to the provisions of the Securityholders' Agreement, vacancies and newly created managerships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then serving on the Board. Each Director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

        (e)    Reimbursement.    The LLC shall pay all reimbursable out-of-pocket costs and expenses incurred by each member of the Board incurred in the course of their service hereunder, including in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

        (f)    Compensation of Directors.    Directors shall receive no compensation for serving in such capacity.

        (g)    Reliance by Third Parties.    Any Person dealing with the LLC, other than a Unitholder, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the LLC without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the LLC with respect to any business or property of the LLC shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the LLC and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the LLC.

        5.3    Board Meetings and Actions by Written Consent.

        (a)    Quorum; Voting.    A majority of the total number of Directors fixed by, or in the manner provided in, this Agreement shall constitute a quorum for the transaction of business of the Board (provided that a quorum shall at all times include at least one TCEP Director). Except as otherwise provided in this Agreement, the act of a majority of the Directors present at a meeting of the Board at which a quorum is present shall be the act of the Board. A Director who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the LLC immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

        (b)    Place; Attendance.    The Board may hold meetings, both regular or special, either within or without the State of California. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        (c)    Meeting In Connection With Unitholder Meeting.    In connection with any meeting of Unitholders at which Directors are elected, the Directors may, if a quorum is present, hold a first meeting for the transaction of business immediately after and at the same place as such meeting of the Unitholders. Notice of such meeting at such time and place shall not be required.

        (d)    Regular Meetings.    Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such meetings shall not be required.

        (e)    Special Meetings.    Special meetings of the Board may be called by any Director on at least 24 hours' notice to each other Director. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

        (f)    Chairman and Vice Chairman.    The Board shall designate one of the Directors to serve as Chairman. The Chairman shall preside at all meetings of the Board. If the Chairman is absent at any meeting of the Board, the majority of the Directors present at such meetings shall designate a member to serve as interim chairman for that meeting. The Chairman, except in his or her capacity as an Officer, shall not have the authority or power to act for or on behalf of the LLC, to do any act that would be binding on the LLC or to make any expenditure or incur any obligation on behalf of the LLC or authorize any of the foregoing.

        (g)    Board Meetings.    There shall be meetings of the Board from time to time as required by the Securityholders' Agreement, as amended from time to time.

        (h)    Action by Written Consent or Telephone Conference.    Any action permitted or required by the California Act, the Articles or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Directors or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of California, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the California Act, the Articles or this Agreement for notice of meetings, unless otherwise restricted by the Articles, the Directors or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        5.4    Committees; Delegation of Authority and Duties.

        (a)    Committees; Generally.    The Board may, from time to time, designate one or more committees. Any such committee, to the extent provided in the enabling resolution or in the Articles or this Agreement, shall have and may exercise all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time, unless otherwise provided in the Articles or this Agreement.

        (b)    Executive Committee.    The Board may establish an executive committee to exercise such powers and authority of the Board in the management of the business and affairs of the LLC, and to undertake such other duties and responsibilities, as the Board may authorize by resolution from time to time.

        (c)    Audit Committee.    The Board may establish an audit committee to select the LLC's independent accountants and to review the annual audit of the LLC's financial statements conducted by such accountants.

        (d)    Delegation; Generally.    The Board may, from time to time, delegate to one or more Persons (including any Director or Officer) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in Section 5.1(b) hereof. The Board also may assign titles (including chairman, chief executive officer, president, chief marketing officer, chief technology officer, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Director, Unitholder or other individual and may delegate to such Director, Unitholder or other individual certain authority and duties. Any number of titles may be held by the same Director, Unitholder or other individual. Any delegation pursuant to this Section 5.4(d) may be revoked at any time by the Board.

        (e)    Third-party Reliance.    Any Person dealing with the LLC, other than a Unitholder, may rely on the authority of any Officer in taking any action in the name of the LLC without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

        5.5    Officers.

        (a)    Designation and Appointment.    The Board may, from time to time, designate and appoint one or more persons as an Officer of the LLC. No Officer need be a resident of the State of California, a Unitholder or a Director. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 5.5(a) or (ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of Section 5.4(d) and 5.5(c). Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the LLC shall be fixed from time to time by the Board.

        (b)    Resignation.    Any Officer (subject to any contract rights available to the LLC, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board whenever in its judgment the best interests of the LLC shall be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the LLC may be filled by the Board.

        (c)    Duties of Officers; Generally.    The Officers, in the performance of their duties as such, shall owe to the Unitholders duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of California. The following Officers, to the extent such Officers have been appointed by the Board, shall have the following duties:

            (i)  Chief Executive Officer.    Subject to the powers of the Board, the chief executive officer of the LLC shall be in the general and active charge of the entire business and affairs of the LLC, and shall be its chief policy-making Officer. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board. In the absence of a Chief Executive Officer, his or her duties will be performed and his or her authority may be exercised by the President.

           (ii)  President.    The president shall, subject to the powers of the Board and the chief executive officer, be the chief administrative officer of the LLC and shall have general charge of the business, affairs and property of the LLC, and control over its Officers (other than the chief executive officer), agents and employees. The president shall see that all orders and resolutions of the Board and the chief executive officer are carried into effect. He or she shall be responsible for the employment of employees, agents and Officers (other than the chief executive officer) as may be required for the conduct of the business and the attainment of the objectives of the LLC. He or she shall have authority to suspend or to remove any employee, agent or Officer (other than the chief executive officer) of the LLC and, in the case of the suspension for cause of any such Officer, to recommend to the Board what further action should be taken. In the absence of the president, his or her duties shall be performed and his or her authority may be exercised by the chief executive officer. In the absence of the president and the chief executive officer, the duties of the president shall be performed and his or her authority may be exercised by such Officer as may have been designated as the most senior officer of the LLC. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board.

          (iii)  Chief Financial Officer.    The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the LLC, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer shall have the custody of the funds and securities of the LLC, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the LLC, and shall deposit all moneys and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the

  Board. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board.

          (iv)  Chief Marketing Officer.    The chief marketing officer of the LLC shall be responsible for all marketing and promotional activities of the LLC. The chief marketing officer shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer, the president or the Board.

           (v)  Vice President(s).    The vice president(s) shall perform such duties and have such other powers as the chief executive officer, the president, the chief operating officer or the Board may from time to time prescribe, and may have such further denominations as "Executive Vice President," "Senior Vice President," "Assistant Vice President," and the like.

          (vi)  Secretary.

            (A)  The secretary shall attend all meetings of the Board and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Board when required.

            (B)  The secretary shall keep all documents as may be required under the California Act or this Agreement. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Board. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

            (C)  If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Board may from time to time prescribe.

ARTICLE VI

GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS

        6.1    Limitation of Liability.    Except as otherwise provided by applicable law, the debts, obligations, and liabilities of the LLC, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the LLC, and no Unitholder shall be obligated personally for any such debt, obligation, or liability of the LLC solely by reason of being a Unitholder of the LLC; provided that a Unitholder shall be required to return to the LLC any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the California Act. Notwithstanding anything contained herein to the contrary, the failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the California Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the LLC.

        6.2    Lack of Authority.    No Unitholder in his, her, or its capacity as such (other than the members of the Board acting as the Board or an authorized Officer of the LLC) has the authority or power to act for or on behalf of the LLC in any manner, to do any act that would be (or could be construed as) binding on the LLC or to make any expenditures on behalf of the LLC, and the Unitholders hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

        6.3    No Right of Partition.    No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any LLC property, or the right to own or use particular or individual assets of the LLC.

        6.4    Unitholders Right to Act.    For situations which the approval of any Unitholders or class thereof (rather than the approval of the Board on behalf of the Unitholders) is required, the Unitholders shall act through meetings and written consents as described in Section 3.2.

        6.5    Conflicts of Interest.    A Unitholder, its Affiliates and each of their respective stockholders, directors, officers, controlling persons, partners and employees (collectively, the "Unitholder Group") may have business interests and engage in business activities in addition to those relating to the LLC and its Subsidiaries, except as any such Person may have otherwise agreed with the LLC in writing. Neither the LLC nor any Unitholder shall have any rights by virtue of this Agreement in any business ventures of any other Unitholder, except for any business interests or activities which any such Person has agreed in writing with the LLC to not pursue or consummate (whether directly or indirectly), in which case all of such Person's direct and indirect interest in such business interests or activities shall become an asset of the LLC and the LLC shall be entitled to all rights in such business interests or activities and to all income or profits derived therefrom.

        6.6    Transactions Between the LLC and the Unitholders.    Notwithstanding that it may constitute a conflict of interest, the Unitholders or their respective Affiliates may engage in any transaction (including the purchase, sale, lease or exchange of any property or rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the LLC so long as such transaction is approved by the Board and contains terms that are at least comparable to an arms-length transaction with an unaffiliated third-party.

        6.7    Redemptions.

        (a)    Optional Redemptions.    The LLC may at any time and from time to time redeem all or any portion of the Class A Preferred Units then outstanding. Upon any such redemption, the LLC shall pay a price per Unit equal to the Class A Unreturned Stated Value plus the Class A Unpaid Yield of such Unit as of the Redemption Date (the "Liquidation Value").

        (b)    Mandatory Redemption.    At any time after the later of (i) December 31, 2005 or (ii) 120 days after the date that all indebtedness under the Credit Agreement is paid in full, any Unitholder of Class A Preferred Units (by written notice given to the LLC) may request the LLC to redeem, and the LLC shall redeem, all or any portion of the Class A Preferred Units held by such Unitholder at a price per Class A Preferred Unit equal to the Liquidation Value. No redemption pursuant to this paragraph may be made for less than 100 Class A Preferred Units.

        (c)    Redemption After Public Offering.    Except as otherwise provided in the Credit Agreement, the LLC shall apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem Class A Preferred Units at a price per Class A Preferred Unit equal to the Liquidation Value. Such redemption shall take place on a date fixed by the LLC, which date shall be not more than five (5) days after the LLC's receipt of such proceeds.

        (d)    Redemption Payments.    For each Class A Preferred Unit which is to be redeemed hereunder, the LLC shall be obligated on the Redemption Date to pay to the Unitholder thereof (upon surrender by such Unitholder at the LLC's principal office of the certificate representing such Class A Preferred Unit) an amount in immediately available funds equal to the Liquidation Value of such Unit. If the funds of the LLC legally available for redemption of Class A Preferred Units on any Redemption Date are insufficient to redeem the total number of Class A Preferred Units to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Class A Preferred Units pro rata among the holders of Class A Preferred Units to be redeemed based upon the aggregate Liquidation Value of such Class A Preferred Units held by each such holder of Class A Preferred Units. At any time thereafter when additional funds of the LLC are legally available for the redemption of Class A Preferred Units, such funds shall immediately be used to redeem the balance of such Class A Preferred Units, which the LLC has become obligated to redeem on any Redemption Date, but which it has not redeemed.

        (e)    Notice of Redemption.    Except as otherwise provided herein, the LLC shall mail written notice of each redemption of any Class A Preferred Units to each record Unitholder thereof not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date. In case fewer than the total number of Class A Preferred Units represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class A Preferred Units shall be issued to the Unitholder thereof without cost to such Unitholder within five (5) business days after surrender of the certificate representing the redeemed Class A Preferred Units.

        (f)    Determination of the Number of Each Holder's Shares to be Redeemed.    The number of Class A Preferred Units to be redeemed from each Unitholder thereof in redemptions hereunder shall be the number of Class A Preferred Units determined by multiplying the total number of Class A Preferred Units to be redeemed times a fraction, the numerator of which shall be the total number of Class A Preferred Units then held by such Unitholder and the denominator of which shall be the total number of Class A Preferred Units then outstanding.

        (g)    Distributions After Redemption Date.    No Class A Preferred Units shall be entitled to any Distributions after the date on which the Liquidation Value of such Class A Preferred Unit is paid to the holder of such Class A Preferred Unit. On such date, all rights of the Unitholder of such Class A Preferred Unit shall cease, and such Class A Preferred Unit shall no longer be deemed to be issued and outstanding.

        (h)    Redeemed or Otherwise Acquired.    Any of the Class A Preferred Units which are redeemed or otherwise acquired by the LLC shall be canceled and retired to authorized but unissued and shall not be reissued, sold or transferred.

        (i)    Redemptions or Acquisitions.    The LLC shall not, nor shall it permit any of its Subsidiaries to, redeem or otherwise acquire any Class A Preferred Unit, except as expressly authorized in this Agreement, the Purchase Agreement, the Securityholders' Agreement or the Buy-Sell Agreement.

        (j)    Payment of Accrued Dividends.    The LLC may not redeem any Class A Preferred Units, other than pursuant to the Purchase Agreement, unless the aggregate Class A Unpaid Yield accrued on the outstanding Class A Preferred Units as of the Redemption Date has been declared and paid in full.

        (k)    Special Redemptions.

            (i)  If a Change in Ownership has occurred or the LLC obtains knowledge that a Change in Ownership is proposed to occur, the LLC shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each Unitholder of Class A Preferred Units. In any event such notice shall not be given later than five (5) days after the occurrence of such Change in Ownership, and the LLC shall give each Unitholder of Class A Preferred Units prompt written notice of any material change in the terms or timing of such transaction. The Unitholders owning a majority of the Class A Preferred Units then outstanding may require the LLC to redeem all or any portion of the Class A Preferred Units owned by such Unitholders at a price per Class A Preferred Unit equal to the Liquidation Value thereof by giving written notice to the LLC of such election prior to the later of (i) twenty-one (21) days after receipt of the LLC's notice or (ii) five (5) days prior to the consummation of the Change in Ownership (the "Expiration Date"). The LLC shall give prompt written notice of any such election to all other Unitholders owning Class A Preferred Units within five (5) days after the receipt thereof, and each such Unitholder shall have until the later of (A) the Expiration Date or (B) ten (10) days after receipt of such second notice to request redemption hereunder (by giving written notice to the LLC) of all or any portion of the Class A Preferred Units owned by such Unitholder.

          Upon receipt of such election(s), the LLC shall be obligated to redeem the aggregate number of Class A Preferred Units specified therein on the later of (i) the occurrence of the Change in Ownership or (ii) five (5) days after the LLC's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any Unitholder of Class A Preferred Units may rescind such Unitholder's request for redemption by delivering written notice thereof to the LLC prior to the consummation of the transaction.

           (ii)  If a Fundamental Change is proposed to occur, the LLC shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each Unitholder of Class A Preferred Units not more than forty-five (45) days nor less than twenty (20) days prior to the consummation of such Fundamental Change, and the LLC shall give each Unitholder of Class A Preferred Units prompt written notice of any material change in the terms or timing of such transaction. The Unitholders owning of a majority of the Class A Preferred Units then outstanding may require the LLC to redeem all or any portion of the Class A Preferred Units owned by such Unitholders at a price per Class Preferred Unit equal to the Liquidation Value thereof by giving written notice to the LLC of such election prior to the later of (i) ten (10) days prior to the consummation of the Fundamental Change or (ii) ten (10) days after receipt of notice from the LLC. The LLC shall give prompt written notice of such election to all other Unitholders of Class A Preferred Units (but in any event within five (5) days prior to the consummation of the Fundamental Change), and each such Unitholder shall have until two (2) days after the receipt of such notice to request redemption (by written notice given to the LLC) of all or any portion of the Class A Preferred Units owned by such Unitholder.

          Upon receipt of such election(s), the LLC shall be obligated to redeem the aggregate number of Class A Preferred Units specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any Unitholder of Class A Preferred Units may rescind such Unitholder's request for redemption by delivering written notice thereof to the LLC prior to the consummation of the transaction.

        (l)    General.    No redemption pursuant to this Section 6.7 may be made for less than 100 Class A Preferred Units (or such lesser number of then outstanding or then held by such Unitholder(s) requesting redemption, as applicable).

ARTICLE VII

EXCULPATION AND INDEMNIFICATION

        7.1    Exculpation.    No Officer or Director shall be liable to any other Officer, Director, the LLC or to any Unitholder for any loss suffered by the LLC unless such loss is caused by such Person's gross negligence, willful misconduct, violation of law or material breach of this Agreement. The Officers and Directors shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, violation of law or material breach of this Agreement. Any Officer or Director may consult with counsel and accountants in respect of LLC affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by the LLC in reliance thereon.

        7.2    Right to Indemnification.    Subject to the limitations and conditions as provided in this Article VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Unitholder, Director or Officer, or while a Unitholder, Director or Officer is or was serving at the request of the LLC as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the LLC to the fullest extent permitted by the California Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than said law permitted the LLC to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VII could involve indemnification for negligence or under theories of strict liability.

        7.3    Advance Payment.    Reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the LLC in advance of the final disposition of the Proceeding unless otherwise determined by the Board in the specific case upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the LLC.

        7.4    Indemnification of Employees and Agents.    The LLC, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the LLC to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Directors or Officers but who are or were serving at the request of the LLC as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Directors and Officers under this Article VII.

        7.5    Appearance as a Witness.    Notwithstanding any other provision of this Article VII, the LLC may pay or reimburse reasonable out-of-pocket expenses incurred by a Director or Officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

        7.6    Nonexclusivity of Rights.    The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which a Director, Officer or other Person indemnified pursuant to Section 7.2 may have or hereafter acquire under any law (common or statutory), provision of the Articles or this Agreement, agreement, vote of Unitholders or disinterested Directors or otherwise.

        7.7    Insurance.    The LLC may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Director, Officer or agent of the LLC or is or was serving at the request of the LLC as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited ability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the LLC would have the power to indemnify such Person against such expense, liability or loss under this Article VII.

        7.8    Savings Clause.    If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the LLC shall nevertheless indemnify and hold harmless each Director, Officer or any other Person indemnified pursuant to this Article VII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

        8.1    Records and Accounting.    The LLC shall keep, or cause to be kept, appropriate books and records with respect to the LLC's business, including all books and records necessary to provide any information, lists, and copies of documents required to be provided pursuant to Section 8.3 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Articles III and IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

        8.2    Fiscal Year.    The fiscal year (the "Fiscal Year") of the LLC shall constitute the 12-month period ending on December 31 of each calendar year, or such other annual accounting period as may be established by the Board.

        8.3    Reports.

        (a)   The LLC shall use reasonable best efforts to deliver or cause to be delivered to each Unitholder, within 60 days after the end of each fiscal quarter and 120 days after the end of each fiscal year of the LLC, a balance sheet, an income statement and a statement of changes in Unitholders' capital of the LLC for, or as of the end of, that Fiscal Year certified by a recognized firm of certified public accountants. These financial statements shall be prepared in accordance with GAAP (except as therein noted) and shall be accompanied by a report of the certified public accountants certifying the statements and stating that their examination was made in accordance with generally accepted auditing standards and in their opinion the financial statements fairly present in all material respects the financial position, financial results of operations and changes in Unitholders' capital in accordance with GAAP (except as therein noted). The Officers may also cause to be prepared or delivered such other reports as they deem appropriate. The LLC shall bear the costs of all these reports.

        (b)   The LLC shall, to the extent required by the California Act, deliver or cause to be delivered to each Unitholder with reasonable promptness, such other information and financial data concerning the LLC and its Subsidiaries as any Unitholder shall from time to time reasonably request; provided that furnishing such information shall not be financially burdensome on the LLC or the Board, or any Subsidiary of the LLC, or unreasonably time consuming for the employees of the LLC or its Subsidiaries.

        (c)   The LLC shall use reasonable best efforts to deliver or cause to be delivered, within 75 days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person's United States federal and state income tax returns.

        8.4    Transmission of Communications.    Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice, or other communication received from the Board to such other Person or Persons.

        8.5    LLC Funds.    The Board and Officers may not commingle the LLC's funds with the funds of any Unitholder or Director.

ARTICLE IX

TAXES

        9.1    Tax Returns.    The LLC shall prepare and file all necessary federal and state income tax returns, including making the elections described in Section 9.2. Each Unitholder shall furnish to the LLC all pertinent information in its possession relating to LLC operations that is necessary to enable the LLC's income tax returns to be prepared and filed.

        9.2    Tax Elections.    The LLC shall make any election the LLC may deem appropriate and in the best interests of the Unitholders.

        9.3    Tax Matters Partner.    TCEP (or an Affiliate of TCEP so designated by TCEP) shall be the "tax matters partner" of the LLC pursuant to Section 6231(a)(7) of the IRC (the "Tax Matters Partner"). The Tax Matters Partner shall take such action as may be necessary to cause each other Unitholder to become a "notice partner" within the meaning of Section 6223 of the IRC. The Tax Matters Partner shall inform each other Unitholder of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each other Unitholder copies of all significant written communications he may receive in that capacity. The Tax Matters Partner may not take any action contemplated by Sections 6222 through 6232 of the IRC without the consent of the Board, but this sentence does not authorize the Tax Matters Partner (or any Director) to take any action left to the determination of an individual Unitholder under Sections 6222 through 6232 of the IRC.

ARTICLE X

TRANSFER OF LLC INTERESTS

        10.1    Transfers by Unitholders.

        (a)   No Unitholder shall Transfer any interest in any Units except to Permitted Transferees and in compliance with this Article X. Except pursuant to the Purchase Agreement, the Securityholders' Agreement and the Buy-Sell Agreement, no Unitholder shall Transfer, or offer or agree to Transfer, all or any part of any interest of such Person's Units without the prior written consent of the Board, which consent may be withheld in the Board's sole discretion. With the Board's consent, a Unitholder may Transfer all or any part of such Person's Units, subject to compliance with this Agreement (including without limitation Section 10.1(b)).

        (b)   Each transferee of Units or other interest in the LLC shall, as a condition prior to such Transfer, execute a counterpart to this Agreement pursuant to which such transferee shall agree to be bound by the provisions of this Agreement.

        10.2    Effect of Assignment.

        (a)   Any Unitholder who shall assign any Units or other interest in the LLC shall cease to be a Unitholder of the LLC with respect to such Units or other interest and shall no longer have any rights or privileges of a Unitholder with respect to such Units or other interest.

        (b)   Any Person who acquires in any manner whatsoever any Units or other interest in the LLC, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the LLC of such Person was subject to or by which such predecessor was bound.

        10.3    Restriction on Transfer.    In order to permit the LLC to qualify for the benefit of a "safe harbor" under IRC Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the LLC or the Board (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause the LLC to be treated as a publicly traded partnership within the meaning of the IRC Section 7704(b) and the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1.

        10.4    Transfer Fees and Expenses.    The transferor and transferee of any Units or other interest in the LLC shall be jointly and severally obligated to reimburse the LLC for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

        10.5    Void Transfers.    Any Transfer by any Unitholder of any Units or other interest in the LLC in contravention of this Agreement (including, without limitation, the failure of the transferee to execute a counterpart in accordance with Section 10.1(b)) or which would cause the LLC to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the LLC or any other party. No purported assignee shall have any right to any profits, losses or distributions of the LLC.

ARTICLE XI

ADMISSION OF UNITHOLDERS

        11.1    Substituted Unitholders.    In connection with the transfer of an LLC Interest of a Unitholder permitted under the terms of this Agreement and the other Transaction Documents, the transferee shall become a Substituted Unitholder on the effective date of such transfer, which effective date shall not be earlier than the date of compliance with or waiver of the conditions to such transfer (unless one of the conditions to such transfer is that Board or Unitholder consent is required for the admission of such transferee, in which case such consent must first be obtained), including executing counterparts of, and become a party to, this Agreement and the other Transaction Documents to which the transferor Unitholder was a party, and such admission shall be shown on the books and records of the LLC.

        11.2    Additional Unitholders.    A Person may be admitted to the LLC as an Additional Unitholder only as contemplated under, and in compliance with, the terms of this Agreement, including furnishing to the Board (a) an agreement of agreement, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, and (b) such other documents or instruments as may be necessary or appropriate to effect such Person's admission as a Unitholder (including counterparts or joinders to all applicable Transaction Documents). Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the LLC.

        11.3    Optionholders.    Except as set forth in this Agreement, no Person that holds securities (including options, warrants, or rights) exercisable, exchangeable, or convertible into Units shall have any rights with respect to such Units until such Person is actually issued Units upon such exercise, exchange, or conversion and, if such Person is not then a Unitholder, is admitted as a Unitholder pursuant to Section 11.2.

ARTICLE XII

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

        12.1    Withdrawal and Resignation of Unitholders.    No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the LLC prior to the dissolution and winding up of the LLC pursuant to Article XII, except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder's Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

        12.2    Withdrawal of a Unitholder.    No Unitholder shall have the power or right to withdraw or otherwise resign from the LLC except, simultaneous with the Transfer of all of a Unitholder's Units in a Transfer permitted by this Agreement and, if such Transfer is to a Person that is not a Unitholder, the admission of such Person as a Unitholder pursuant to Section 11.1.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

        13.1    Dissolution.    The LLC shall not be dissolved by the admission of Additional Unitholders or Substituted Unitholders. The LLC shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

        (a)   at any time by the Board; or

        (b)   the entry of a decree of judicial dissolution of the LLC under Section 17351 of the California Act or an voluntary dissolution under Section 17350 of the California Act.

        Except as otherwise set forth in this Article XIII, the LLC is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the LLC and the LLC shall continue in existence subject to the terms and conditions of this Agreement.

        13.2    Liquidation and Termination.    On dissolution of the LLC, the Board shall act as liquidator or may appoint one or more representatives or Unitholders as liquidator. The liquidators shall proceed diligently to wind up the affairs of the LLC, sell all or any portion of the LLC assets for cash or cash equivalents as they deem appropriate, and make final distributions as provided herein and in the California Act. The costs of liquidation shall be borne as an LLC expense. Until final distribution, the liquidators shall continue to operate the LLC properties with all of the power and authority of the Board. The liquidators shall pay, satisfy, or discharge from LLC funds all of the debts, liabilities, and obligations of the LLC (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) and shall promptly distribute the remaining assets to the holders of Units in accordance with Section 4.1(a). Any non-cash assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3. In making such distributions, the liquidators shall allocate each type of asset (i.e., cash, cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreement governing such assets (or the operation thereof or the holders thereof) at such time.

        The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 13.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the LLC and all the LLC's property and constitutes a compromise to which all Unitholders have consented within the meaning of the California Act. To the extent that a Unitholder returns funds to the LLC, it has no claim against any other Unitholder for those funds.

        13.3    Cancellation of Articles.    On completion of the distribution of LLC assets as provided herein, the LLC shall be terminated (and the LLC shall not be terminated prior to such time), and the Board (or such other Person or Persons as the California Act may require or permit) shall file a certificate of cancellation with the Secretary of State of California, cancel any other filings made pursuant to this Agreement that are or should be canceled, and take such other actions as may be necessary to terminate the LLC. The LLC shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.3.

        13.4    Reasonable Time for Winding Up.    A reasonable time shall be allowed for the orderly winding up of the business and affairs of the LLC and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant upon such winding up.

        13.5    Return of Capital.    The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from LLC assets).

ARTICLE XIV

VALUATION

        14.1    Determination.    Subject to Section 14.2, the Fair Market Value of the assets of the LLC or of a LLC Interest will be determined by the Board (or, if pursuant to Section 13.2, the liquidators) in its good faith judgement in such manner as its deems reasonable and using all factors, information and data deemed to be pertinent.

        14.2    Fair Market Value.    "Fair Market Value" of (i) a specific LLC asset will mean the amount which the LLC would receive in an all-cash sale of such asset (free and clear of all Liens and after payment of all liabilities secured only by such asset) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale); and (ii) the LLC will mean the amount which the LLC would receive in an all-cash sale of all of its assets and businesses as a going concern (free and clear of all Liens and after payment of indebtedness for borrowed money) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that all of the proceeds from such sale were paid directly to the LLC other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the LLC). After a determination of the Fair Market Value of the LLC is made as provided above, the Fair Market Value of a Unit will be determined by making a calculation reflecting the cash distributions which would be made to the Unitholders in accordance with this Agreement in respect of such Unit if the LLC were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders in accordance with the terms of this Agreement incident to the liquidation of the LLC after payment to all of the LLC's creditors from such cash receipts other than payments to creditors who hold evidence of indebtedness for borrowed money, the payment of which is already reflected in the calculation of the Fair Market Value of the LLC and assuming that all of the convertible debt and other convertible securities were repaid or converted (whichever yields more cash to the holders of such convertible securities) and all options to acquire Units (whether or not currently exercisable) that have an exercise price below the Fair Market Value of such Units were exercised and the exercise price therefor paid. Except as otherwise provided herein or in any agreement, document or instrument contemplated hereby, any amount to be paid under this Agreement by reference to the Fair Market Value shall be paid in full in cash, and any Unit being transferred in exchange therefor will be transferred free and clear of all Liens.

ARTICLE XV

GENERAL PROVISIONS

        15.1    Power of Attorney.

        (a)   Each Unitholder hereby constitutes and appoints each member of the Board and the liquidators, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to: (i) execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices (A) this Agreement, all certificates, and other instruments and all amendments (in the manner set forth herein) thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the LLC as a limited liability company in the State of California and in all other jurisdictions in which the LLC may conduct business or own property; (B) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification, or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and liquidation of the LLC pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal, or substitution of any Unitholder pursuant to Article XI and XII, provided that the Board shall not exercise the power and authority granted pursuant to this Section 15.1(a) in a manner that unfairly discriminates against any single Unitholder.

        (b)   The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency, or termination of any Unitholder and the transfer of all or any portion of his or its LLC Interest and shall extend to such Unitholder's heirs, successors, assigns, and personal representatives.

        15.2    Amendments.    Except as provided by the Securityholders' Agreement, this Agreement may be amended from time to time by a written instrument by the holders of the Required Interest; provided that, no amendment or modification pursuant to this Section 15.2 that would materially and adversely affect any class of Units in a manner different than other Units (as the case may be) shall be effective against the holders of such class of Units (as the case may be) without the prior written consent of holders of at least a majority of Units of such class so materially adversely affected thereby; and provided further that no amendment or modification pursuant to this Section 15.2 that would affect the rights of a Unitholder or group of Unitholders specifically granted such rights by name shall be modified without that Unitholder's (or a majority of that group of Unitholders') consent.

        15.3    Title to LLC Assets.    LLC assets shall be deemed to be owned by the LLC as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such LLC assets or any portion thereof. Legal title to any or all LLC assets may be held in the name of the LLC or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any LLC assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Board or such nominee for the use and benefit of the LLC in accordance with the provisions of this

Agreement. All LLC assets shall be recorded as the property of the LLC on its books and records, irrespective of the name in which legal title to such LLC assets is held.

        15.4    Remedies.    Each Unitholder and the LLC shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

        15.5    Successors and Assigns.    All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

        15.6    Severability.    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

        15.7    Incorporation of the LLC.    The Board may, in order to facilitate any public offering of securities of the LLC, or for other reasons that the Board deems in the best interests of the LLC, cause the LLC to incorporate its business, or any portion thereof, including (i) the transfer of all of the assets of the LLC, subject to the LLC's liabilities, or the transfer of any portion of such assets and liabilities, to one or more corporations in exchange for shares of such corporation(s) and the subsequent distribution of such shares, at such time as the Board may determine, to the Unitholders on a pro rata basis or (ii) the transfer by each Unitholder of Units held by such Unitholder to one or more corporations in exchange for shares of such corporation(s) and, in connection therewith, each Unitholder agrees to the transfer of its Units in accordance with the terms of exchange as provided by the Board and further agrees that as of the effective date of such exchange any Unit outstanding thereafter which shall not have been tendered for exchange shall represent only the right to receive a certificate representing the number of shares of such corporation(s) as provided in the terms of such exchange. In connection with any such reorganization or exchange as provided in clauses (i) and (ii) above, each Unitholder of a particular class shall receive the same form of securities and the same amount of securities per Unit of such class and if any holders of a class of Units are given an option as to the form and amount of securities to be received, each holder of such class of Units shall be given the same option. Each Unitholder shall be entitled to enter into arrangements, in connection with any incorporation transaction, including, without limitation, a merger of the Unitholder into the LLC or resulting corporation, so that both such incorporation transaction and the structure following such incorporation transaction are most tax efficient for such Unitholder and, unless otherwise provided for herein, that the holders within each class of Units are treated equally.

        15.8    Opt-in to Article 8 of the Uniform Commercial Code.    The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial IRC of the State of California (and the Uniform Commercial IRC of any other applicable jurisdiction).

        15.9    Notice to Unitholder of Provisions.    By executing this Agreement, each Unitholder acknowledges that it has actual notice of (a) all of the provisions hereof (including the restrictions on the transfer set forth herein and in the other Transaction Documents), and (b) all of the provisions of the Articles.

        15.10    Counterparts.    This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

        15.11    Consent to Jurisdiction.    Each Unitholder irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of California and the state courts of the State of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Unitholder further agrees that service of any process, summons, notice or document by United States certified or registered mail to such Unitholder's respective address set forth in the LLC's books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of California or the state courts of the State of California and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

        15.12    Descriptive Headings; Interpretation.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words "or," "either," and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

        15.13    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Any dispute relating hereto shall be heard in the state or federal courts of California, and the parties agree to jurisdiction and venue therein.

        15.14    Addresses and Notices.    All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. San Francisco, California time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the LLC's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the LLC shall be deemed given if received by the Board at the principal office of the LLC designated pursuant to Section 2.9.

        15.15    Creditors.    None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the LLC or any of its Affiliates, and no creditor who makes a loan to the LLC or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the LLC in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in LLC Profits, Losses, Distributions, capital, or property other than as a secured creditor.

        15.16    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

        15.17    Further Action.    The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

        15.18    Offset.    Whenever the LLC is to pay any sum to any Unitholder or any Affiliate or related person thereof, any amounts that such Unitholder or such Affiliate or related person owes to the LLC may be deducted from that sum before payment.

        15.19    Entire Agreement.    This Agreement, those documents expressly referred to herein, the other documents of even date herewith, and the other Transaction Documents embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        15.20    Delivery by Facsimile.    This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

        15.21    Survival.    Sections 4.5, 6.1, 7.1 and 7.2 shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the LLC.

*    *    *    *    *

        IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

LECG HOLDING COMPANY, LLC
By:	/s/ DAVID KAPLAN David Kaplan President
TCEP/LECG FUNDING CORPORATION
By:	/s/ WILLIAM W. LIEBECK William W. Liebeck President
EXECUTIVES:
/s/ DAVID J. TEECE David J. Teece
/s/ DAVID KAPLAN David Kaplan

(Continuation Signature Page to Limited Liability Company Agreement)

Dated: October , 2000		/s/ DEBRA ARON Debra Aron
FROG & PEACH INVESTORS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY
	By:	/s/ MATTHEW R. BARGER Matthew R. Barger Manager
NORMAN LABOE AS TRUSTEE OF TEECE IRREVOCABLE TRUST NO. 3 U/A/D 10-14-97
	By:	/s/ NORMAN LABOE Norman Laboe, Trustee
I-CAP EQUITY PARTNERS (NO. 1) LIMITED
	By:	/s/ TONY HANNON
	Its:	Director
	By:	/s/ MANUEL ABDALA Manuel Abdala
	By:	/s/ ALAN S. ALEXANDROFF Alan S. Alexandroff
THE A. ALEXANDROFF FAMILY TRUST
	By:	/s/ ALAN S. ALEXANDROFF Trustee

[Signatures continued on next page]

/s/ DUNCAN CAMERON Duncan Cameron
/s/ J. GEOFFREY COLTON J. Geoffrey Colton
/s/ MICHAEL CADWALADER Michael Cadwalader
/s/ ROBIN CANTOR Robin Cantor
/s/ JOHN CHANDLEY John Chandley
/s/ CARL R. DANNER Carl R. Danner
/s/ CRAIG ELSON Craig Elson
/s/ WILLIAM L. FITZSIMMONS William L. Fitzsimmons
/s/ ALAN S. FRANKEL Alan S. Frankel
/s/ RICHARD GILBERT Richard Gilbert
/s/ JAMES GRIFFIN J.P. Griffin Family Partnership

[Signatures continued on next page]

/s/ CLIFF W. HAMAL Cliff W. Hamal
/s/ WILLIAM GILES HAMM William Giles Hamm
/s/ DANIEL E. INGBERMAN Daniel E. Ingberman

[Signatures continued on next page]

THOMAS & MARY ANNE JORDE REVOCABLE TRUST
By:	/s/ THOMAS JORDE Trustee
/s/ HENRY KAHWATY Henry Kahwaty
LECG INVESTMENT, LLC
By:	/s/ [ILLEGIBLE]
/s/ DANIEL M. KASPER Daniel M. Kasper
/s/ JAMES LANGENFELD James Langenfeld
/s/ GREGORY NACHTWEY Gregory Nachtwey
/s/ ERNEST NADEL Ernest Nadel
/s/ VINCENT E. O'BRIEN Vincent E. O'Brien
/s/ JOE D. PACE Joe D. Pace
/s/ THOMAS RANDLETT Thomas Randlett
/s/ DANIEL RUBINFELD Daniel Rubinfeld
/s/ GAIL RUBINFELD Gail Rubinfeld

[Signatures continued on next page]

/s/ GEORGE SCHINK George Schink
/s/ PABLO T. SPILLER Pablo T. Spiller
/s/ G. MITCHELL WILK G. Mitchell Wilk
/s/ JAMES F. WILSON James F. Wilson
/s/ ROBERT YERMAN Robert Yerman
/s/ WILLIAM HOGAN William Hogan
/s/ MUKESH BAJAJ Mukesh Bajaj
/s/ JOSEPH KRAEMER Joseph Kraemer
/s/ JAMES GRIFFIN James Griffin
/s/ WALTER VANDAELE Walter Vandaele

[Signatures continued on next page]

/s/ JOHN C. BUTLER, III John C. Butler, III
/s/ TIMOTHY DEVITT Timothy Devitt
/s/ STEPHEN A. JOHNSON Stephen A. Johnson
/s/ STEPHEN E. SELLICK Stephen E. Sellick
/s/ CHRISTOPHER J. WARSHAW Christopher J. Warshaw
/s/ RICHARD L. WHITE Richard L. White
/s/ JEFFREY ZELIKSON Jeffrey Zelikson
/s/ DAVID HOWEKAMP David Howekamp
/s/ MARCIA E. WILLIAMS Marcia E. Williams
/s/ DENISE WILKINS Denise Wilkins
/s/ ROBERT MENEES Robert Menees
MARVIN A. TENENBAUM AND LYNN TENENBAUM, JOINT TENANTS
/s/ MARVIN A. TENENBAUM
/s/ LYNN TENENBAUM

[Signatures continued on next page]

/s/ ALAN MADIAN Alan Madian
ESHA BAJAJ IRREVOCABLE TRUST
/s/ MUKESH BAJAJ Trustee
AMY ELIZABETH O'BRIEN 1997 IRREVOCABLE TRUST U/T/D NOVEMBER 19, 1997
By:	/s/ KATHERINE A. MARTIN Trustee
ERIN KATHYRN O'BRIEN 1997 IRRECOVABLE TRUST U/T/D NOVEMBER 19, 1997
By:	/s/ KATHERINE A. MARTIN Trustee
THE KATHERINE LARSON O'BRIEN 1997 IRRECOVABLE TRUST U/T/D NOVEMBER 19, 1997
By:	/s/ KATHERINE A. MARTIN Trustee
/s/ COLIN BLAYDON Colin Blaydon
/s/ ROBIN AARONSON Robin Aaronson
/s/ DAVID ANDRADE David Andrade

[Signatures continued on next page]

/s/ LAURIE BAKER Laurie Baker
/s/ MICHELLE BURTIS Michelle Burtis
/s/ ELIZABETH DEVINE Elizabeth Devine
/s/ MICHAEL A. FLYNN Michael A. Flynn
/s/ WILLIAM C. PALMER William C. Palmer
/s/ JOHN L. PETERMAN John L. Peterman
/s/ SUSAN POPE Susan Pope
/s/ TIKO SHAH Tiko Shah
/s/ ANDREW WECHSLER Andrew Wechsler
/s/ ROBERT YOUNG Robert Young

[Signatures continued on next page]

/s/ GEORGE BARKER George Barker
/s/ RICHARD LEVINE Richard Levine
/s/ KIERAN MURRAY Kieran Murray
/s/ GRAHAM SCOTT Graham Scott

TEECE FAMILY MILLENIUM TRUST
By:	/s/ NORMAN LABOE Norman Laboe, Trustee
TEECE CHILDREN'S STOCK TRUST U/T/D/ MAY 5, 1993
By:	/s/ NORMAN LABOE Norman Laboe, Trustee
/s/ NEAL BRODY Neal Brody
STEPHEN GILBERT, TRUSTEE OF THE ALISON GILBERT 1997 IRREVOCABLE TRUST U/T/D OCTOBER 19, 1997
By:	/s/ STEPHEN GILBERT Stephen Gilbert, Trustee
STEPHEN GILBERT, TRUSTEE OF THE DAVID GILBERT 1997 IRREVOCABLE TRUST U/T/D OCTOBER 19, 1997
By:	/s/ STEPHEN GILBERT Stephen Gilbert, Trustee
I-CAP PRIVATE EQUITY FUND PLC
By:	/s/ ILLEGIBLE
/s/ ROBERT MANESS Robert Maness

SCHEDULE A
As amended through June 30, 2003

		Number of Units
Name and Address of Unitholder	Total Original Capital Contribution	Class A Preferred (Incl. 9/29/02)	Common Units	Management Carry	Total Percent Interest
TCEP/LECG Funding c/o Thoma Cressy Equity Partners 600 Montgomery Street San Francisco, CA 94111 Attention: Jeanne Plessinger Tel.: (415) 263-3660 Fax: (410) 392-6480	$15,000,000	18,097.767	8,059,999	0	39.44%
David J. Teece 2000 Powell Street, Suite 600 Emeryville, CA 94608 Tel.: (510) 450-6799 Fax: (510) 653-6480	$2,755,600	2,444.200	591,999	630,000	5.98%
Frog & Peach Investors, LLC	$1,500,000	1,751.397	780,000	0	3.82%
i-cap equity partners (no. 1) limited	$500,000	583.799	259,999		1.27%
LECG Investment, LLC	$3,000,000	3,502.793	1,560,001	0	7.63%
Teece Irrevocable Trust No. 3 U/A/D 10/14/97	$1,000,000	1,167.594	520,000	0	2.54%
Teece Family Millennium Trust	N/A (Transfer from David Teece)	0.000	0	210,000	1.03%
Teece Children's Stock Trust u/t/d May 5, 1993	N/A (Transfer from David Teece)	0.000	500,000		2.45%
Robin Aaronson 36 Vicarage Road Henley-on-Thames, Oxfordshire RG9 1HW, United Kingdom	$125	0.000	0	18,750	0.09%
Manuel Abdala Los Retamos 8860-Br. Las Delicias 5024-Cordoba, Argentina Tel.: 011 54 11 4 345-1813 Fax: 011 54 11 4 345-1814	$20,150	23.352	10,399	22,500	0.16%
Alan Alexandroff 125 Colin Avenue Toronto, Ontario, Canada M5P 2C4 Tel.: (416) 927-0479 Fax: (416) 927-7621	$20,300	23.352	10,399	45,000	0.27%
A. Alexandroff Family Trust 125 Colin Avenue Toronto, Ontario, Canada M5P 2C4 Tel.: (416) 927-0479 Fax: (416) 927-7621	$30,000	35.028	15,601	0	0.08%

David Andrade 4014 S W 98th Street Seattle, WA 98136 Tel.: (510) 653-9800 Fax: (510) 653-9898	$40	0.000	0	3,000	0.01%
Debra Aron 2807 Harrison Street Evanston, IL 60201 Tel.: (847) 475-1566 Fax: (847) 475-1031	$25,600	29.190	13,000	90,000	0.50%
Mukesh Bajaj 6537 Aitken Drive Oakland, CA 94611 Tel.: (510) 653-9800 Fax: (510) 653-9898	$1,000 (Purchase from David Teece)	605.811	260,001	150,000	2.01%
Esha Bajaj Irrevocable Trust 6537 Aitken Drive Oakland, CA 94611 Tel.: (510) 653-9800 Fax: (510) 653-9898		211.506	103,999	0	0.51%
Laurie Baker 7989 Foxmoore Drive Dunn Loring, VA 22027 Tel.: (202) 466-4422 Fax: (202) 466-4487	$20	0.000	0	3,000	0.01%
George Barker 39 Glen Road Kelburn, Wellington, New Zealand Tel.: 64 4 472 0590 Fax: 64 4 472 0596		0.000	0	27,000	0.13%
Colin Blaydon 8 Berrill Farms Lane Hanover, NH 03755 Tel.: (617) 252-9994 Fax: (617) 621-8018	N/A (Purchase from David Teece)	31.104	10,400	0	0.05%
Neal Brody 4136 Meadowlark Drive Calabasas, CA 91302 Tel.: (213) 621-0228 Fax: (213) 621-0277	$18	0.000	0	2,625	0.01%
Michelle Burtis 1116 Amanda Drive Great Falls, VA 22006 Tel.: (202) 466-4422 Fax: (202) 466-4487	$200	0.000	0	30,000	0.15%

John C. Butler, III Box 65L Arroyo-Hondo Santa Fe, NM 87505 Tel.: (213) 621-0228 Fax: (213) 621-0277	N/A (Purchase from David Scheffman)	116.760	52,000	0	0.25%
Mike Cadwalader 55 Traincroft Road Medford, MA 02155 Tel.: (617) 252-9994 Fax: (617) 621-8018	$40	0.000	0	6,000	0.03%
Duncan Cameron 875 El Molino Avenue Pasadena, CA 91106 Tel.: (213) 621-0228 Fax: (213) 621-0277	$100,350	116.760	52,000	52,500	0.51%
Robin Cantor 9506 Macy Avenue Vienna, VA 22182 Tel.: (202) 566-4422 Fax: (202) 466-4487	$150	0.000	0	22,500	0.11%
John Chandley 12 Westminster Avenue, Apt, 2 Somerville, MA 02144 Tel.: (617) 252-9994 Fax: (617) 621-8018		0.000	0	6,000	0.03%
J. Geoffrey Colton 689 Carlston Avenue Oakland, CA 94610 Tel.: (510) 653-9800 Fax: (510) 653-9898	$86,787	101.041	45,000	37,500	0.40%
Carl R. Danner 215 Via Bonita Alamo, CA 94507 Tel.: (510) 653-9800 Fax: (510) 653-9898	$100,050	116.760	52,000	7,500	0.29%
Elizabeth Devine 4706 Autumn Cover Court Alexandra, VA 22312 Tel.: (202) 466-4422 Fax: (202) 466-4487	$100	0.000	0	15,000	0.07%
Timothy Devitt 111 Old Lancster Road Sudbury, MA 01776 Tel.: (617) 252-9994 Fax: (617) 621-8018	N/A (Purchase from David Scheffman)	87.570	39,000	0	0.19%

Craig Elson 535 Arboretum Circle Wheaton, IL 60687 Tel.: (847) 475-1566 Fax: (847) 475-1031	$280,000	0.000	0	100,000	0.49%
William Fitzsimmons 352 Olive Avenue Piedmont, CA 94611 Tel.: (510) 653-9800 Fax: (510) 653-9898	$20,250	23.352	10,399	37,500	0.23%
Michael A. Flynn 12 Lodgehill Court Danville, CA 94526 Tel.: (510) 653-9800 Fax: (510) 653-9898	$100	0.000	0	15,000	0.07%
Alan S. Frankel 100 Evergreen Court Deerfield, IL 60015 Tel.: (847) 475-1566 Fax: (847) 475-1031	$15,200	17.514	7,800	30,000	0.18%
Richard Gilbert 330 Pershing Drive Oakland, CA 94611 Tel: (510) 653-9800 Fax: (510) 653-9898	$289,960	336.805	0	215,000	1.05%
Stephen Gilbert, Trustee of the Alison Gilbert 1997 Irrevocable Trust u/t/d October 10, 1997 318 Broad Armstrong Drive Brownsboro, AL 35741 Tel.: (510) 653-9800 Fax: (510) 653-9898	N/A	0.000	75,000	5,000	0.39%
Stephen Gilbert, Trustee of the David Gilbert 1997 Irrevocable Trust u/t/d October 10, 1997 318 Broad Armstrong Drive Brownsboro, AL 35741 Tel.: (510) 653-9800 Fax: (510) 653-9898	N/A	0.000	75,000	5,000	0.39%
J. P. Griffin Family Trust 2510 Fitzgerald College Station, TX 77845 Tel.: (979) 694-2421 Fax: (979) 694-2442	$500,000	583.798	260,001	0	1.27%

James Griffin 2510 Fitzgerald College Station, TX 77845 Tel.: (979) 694-2421 Fax: (979) 694-2442	N/A	0.000	49,219	0	0.24%
Cliff W. Hamal 2142 Silentree Drive Vienna, VA 22182 Tel.: (202) 466-4422 Fax: (202) 466-4487	$200,175	233.519	103,999	26,250	0.64%
William Giles Hamm P. O. Box 1096 Lafayette, CA 94549 Tel.: (510) 653-9800 Fax: (510) 653-9898	$75,450	87.570	39,000	67,500	0.52%
William Hogan 345 Marsh Street Belmont, MA 02478 Tel.: (617) 252-9994 Fax: (617) 621-8018	$71,250	82.899	36,919	37,500	0.36%
David Howekamp 4191 Coralee Lane Lafayette, CA 94949 Tel.: (510) 563-9800 Fax: (510) 563-9898	N/A (Purchase from David Scheffman)	11.675	5,200	0	0.03%
i-cap private equity fund plc Block 5, Harcourt Centre Harcourt Road Dublin 2, Ireland Tel.: 011 353 1 603 9944 Fax: 011 353 1 478 3461	N/A (Purchase from David Kaplan)	0.000	81,000	0	0.40%
Daniel E. Ingberman 835 Alvarado Road Berkeley, CA 94705 Tel.: (510) 653-9800 Fax: (510) 653-9898	$32,675	37.947	16,900	26,250	0.21%
Stephen A. Johnson 150 Iris Way Palo Alto, CA 94303 Tel.: (650) 473-4200 Fax: (650) 322-1483	N/A (Purchase from David Scheffman)	29.190	13,000	0	0.06%
Thomas & Mary Anne Jorde Revocable Trust P. O. Box 531 Diablo, CA 94303 Tel.: (510) 653-9800 Fax: (650) 653-9898	$200,000	233.519	103,999	0	0.51%

Henry Kahwaty 16731 Gooseneck Terrace Olney, MD 20832 Tel.: (202) 466-4422 Fax: (202) 466-4487	$30,175	35.028	15,600	26,250	0.20%
David Kaplan 1600 M. Street, N.W., Suite 700 Washington, D.C. 20036 Tel.: (202) 466-4422 Fax: (202) 466-4487	$1,005,600	1,166.514	438,480	840,000	6.26%
Daniel M. Kasper 90 Abbot Road Wellesley, MA 02481 Tel.: (617) 252-9994 Fax: (617) 621-8018	$104,250	121.138	53,950	75,000	0.63%
Joseph Kraemer 1202 South Huntress Court McLean, VA 22102 Tel: (202) 973-0508 Fax: (202) 466-4487	$35,150	40.865	18,199	22,500	0.20%
James Langenfeld 505 North Lake Shore Drive #6801 Chicago, IL 60611 Tel.: (847) 475-1566 Fax: (847) 475-1031	$250,750	291.899	130,000	112,500	1.19%
Richard Levine 9402 Locust Hill Road Bethesda, MD 20814 Tel.: (202) 466-4422 Fax: (202) 466-4487		0.000	0	11,250	0.06%
Alan Madian 1919 Franklin Avenue McLean, VA 20814 Tel.: (202) 466-4422 Fax: (202) 466-4487	N/A (Purchase from David Kaplan and Mark Glueck)	100.324	44,721	0	0.22%
Robert Maness 812 Holston Hills College Station, TX 77845 Tel.: (979) 694-2421 Fax: (979) 694-2442	$100	0.000	0	15,000	0.07%
Robert Menees 9 Castlebar Irvine, CA 92618 Tel.: (213) 621-0228 Fax: (213) 621-0277	N/A (Purchase from David Scheffman)	11.675	5,200	0	0.03%

Kieran Murray 10 Fortification Road Miramar, Wellington, New Zealand Tel.: 011 64 4 472 0590 Fax: 011 64 4 472 0596	N/A	0.000	0	12,000	0.06%
Gregory Nachtwey 231 Alvarado Road Berkeley, CA 94705 Tel.: (510) 653-9800 Fax: (510) 653-9898	$125,040	145.950	64,999	6,000	0.35%
Ernest Nadel 6100 Pinewood Road Oakland, CA 94611 Tel.: (510) 653-9800 Fax: (510) 653-9898	$18,020	21.018	9,360	3,000	0.06%
The Amy Elizabeth O'Brien 1997 Irrevocable Trust 916 South Belmont Avenue Watseka, IL 60970 Tel.: (510) 653-9800 Fax: (510) 653-9898	N/A	0.000	25,000	0	0.12%
The Erin Kathryn O'Brien 1997 Irrevocable Trust 916 South Belmont Avenue Watseka, IL 60970 Tel.: (510) 653-9800 Fax: (510) 653-9898	N/A	0.000	25,000	0	0.12%
The Katherine Larson O'Brien 1997 Irrevocable Trust 916 South Belmont Avenue Watseka, IL 60970 Tel.: (510) 653-9800 Fax: (510) 653-9898	N/A	0.000	25,000	0	0.12%
Vincent E. O'Brien 241 Via Barranca Greenbrae, CA 94904 Tel.: (510) 653-9800 Fax: (510) 653-9898	$303,105	353.612	82,485	37,500	0.59%
Joe D. Pace 9430 Newbridge Drive Potomac, MD 20854 Tel.: (202) 466-4422 Fax: (202) 466-4487	$1,000,750	1,167.597	520,000	112,500	3.09%

William C. Palmer 9617 South Brandt Oakland, IL 60453 Tel.: (847) 475-1566 Fax: (847) 475-1031	$175	0.000	0	26,250	0.13%
John L. Peterman 6501 Linway Terrace McLean, VA 22101 Tel.: (202)466-4422 Fax: (202) 466-4487	$50	0.000	0	7,500	0.04%
Susan Pope 121 Livingstone Road Wellesley, MA 02482 Tel.: (617) 252-9994 Fax: (617) 621-8018	$75	0.000	0	11,250	0.06%
Thomas Randlett 999 Green 41003 San Francisco, CA 94133 Tel.: (510) 653-9800 Fax: (510) 653-9898	$20	0.000	0	3,000	0.01%
Daniel and Gail Rubinfeld 44 El Camino Real Berkeley, CA 94705 Tel.: (510) 653-9800 Fax: (510) 653-9898	$650,000	758.939	338,001	0	1.65%
Daniel Rubinfeld 44 El Camino Real Berkeley, CA 94705 Tel.: (510) 653-9800 Fax: (510) 653-9898	$1,600	0.000	0	240,000	1.17%
George Schink 8359 Sweet Cherry Lane Laurel, MD 20723 Tel.: (202) 466-4422 Fax: (202) 466-4487	$250,200	291.899	130,000	30,000	0.78%
Graham Scott 26 Sefton Street Wadestown, Wellington, New Zealand Tel.: 011 64 4 472 0590 Fax: 011 4 472 0596	N/A	0.000	0	12,000	0.06%
Stephen E. Sellick 1335 Corcoran Street NW Washington, D.C. 20009 Tel.: (202) 466-4422 Fax: (202) 466-4487	N/A (Purchase from David Scheffman)	40.866	18,199	0	0.09%

Tiko Shah 2 Commodore Drive #384 Emeryville, CA 94608 Tel.: (510) 653-9800 Fax: (510) 653-9898	$40	0.000	0	6,000	0.03%
Pablo T. Spiller 161 Tamalpais Road Berkeley, CA 94708 Tel.: (510) 653-9800 Fax: (510) 653-9898	$100,300	116.760	52,000	45,000	0.47%
Marvin A. Tenebaum/Lynn Tenenbaum 260 East Chestnut Street #2707 Chicago, IL 60611 Tel.: (312) 267-8200 Fax: (312) 267-8220	N/A (Purchase from Robert Harris)	58.379	25,999	0	0.13%
Walter Vandaele 3034 Cleveland Avenue, N.W. Washington, D.C. 20008 Tel.: (202) 466-4422 Fax: (202) 466-4487	$1,000,000	1,167.597	520,000	60,000	2.84%
Christopher J. Warshaw 1622 First Street Manhattan Beach, CA 90266 Tel.: (213) 621-0228 Fax: (213) 621-0277	N/A (Purcahse from David Scheffman)	17.514	7,800	0	0.04%
Andrew Wechsler 5114 Edgemoore Lane Bethesda, MD 20814 Tel.: (202) 466-4422 Fax: (202) 466-4487	$150	0.000	0	22,500	0.11%
Richard L. White 437 D Street #3B Boston, MA 02210 Tel.: (617) 262-9994 Fax: (617) 621-8018	N/A (Purchase from David Scheffman)	58.380	25,999	0	0.13%
Mitchell G. Wilk 40 Lagoon Vista Tiburon, CA 94920 Tel.: (510) 653-9800 Fax: (510) 653-9898	$150,075	175.140	78,000	11,250	0.44%
Denise Wilkins 5339 Broadway #306 Oakland, CA 94618 Tel.: (510) 653-9800 Fax: (510) 653-9898	$100	0.000	0	15,000	0.07%

Marcia E. Williams 1420 Stradella Road Los Angeles, CA 90077 Tel.: (213) 621-0228 Fax: (213) 621-0277	N/A (Purchase from David Scheffman)	58.380	25,999	0	0.13%
James F. Wilson 1010 Highland Drive Silver Springs, MD 20910 Tel.: (202) 466-4466 Fax: (202) 466-4487	$25,040	29.190	13,000	6,000	0.09%
Robert Yerman 9100 Falls Road Potomac, MD 20854 Tel.: (202) 466-4422 Fax: (202) 466-4487	$250,500	291.899	130,000	75,000	1.00%
Robert Young 12 Beechcroft Road East Sheen, London SW147JJ United Kingdom Tel.: 011 44 207 269 0500 Fax: 011 44 207 269 0515	$50	0.000	0	7,500	0.04%
Jeffrey Zelikson 144 Heather Lane Palo Alto, CA 94303 Tel.: (650) 473-4200 Fax: (650) 322-4183	N/A (Purchase from David Scheffman)	11.675	5,200	0	0.03%
Total		37,255.810	16,641,424	3,795,625	100.00%

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LIMITED LIABILITY COMPANY AGREEMENT
LECG HOLDING COMPANY, LLC LIMITED LIABILITY COMPANY AGREEMENT
ARTICLE I CERTAIN DEFINITIONS
ARTICLE II ORGANIZATIONAL MATTERS
ARTICLE III UNITS; CAPITAL ACCOUNTS
ARTICLE IV DISTRIBUTIONS AND ALLOCATIONS
ARTICLE V BOARD OF DIRECTORS; OFFICERS
ARTICLE VI GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS
ARTICLE VII EXCULPATION AND INDEMNIFICATION
ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS
ARTICLE IX TAXES
ARTICLE X TRANSFER OF LLC INTERESTS
ARTICLE XI ADMISSION OF UNITHOLDERS
ARTICLE XII WITHDRAWAL AND RESIGNATION OF UNITHOLDERS
ARTICLE XIII DISSOLUTION AND LIQUIDATION
ARTICLE XIV VALUATION
ARTICLE XV GENERAL PROVISIONS
SCHEDULE A As amended through June 30, 2003